UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2025

BK Technologies Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32644	83-4064262
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

(321) 984-1414
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.60 per share	BKTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01         Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Committee”) of the Board of Directors of BK Technologies Corporation (the “Company”) conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The Committee invited several public accounting firms to participate in this process.

(a)     Dismissal of Independent Registered Public Accounting Firm

On May 28, 2025, the Committee approved the dismissal of Forvis Mazars, LLP (“Forvis Mazars”) as the Company’s independent registered public accounting firm, effective as of June 1, 2025.

During the fiscal year ended December 31, 2024, and the subsequent interim period through May 28, 2025, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Forvis Mazars on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Forvis Mazars’ satisfaction, would have caused Forvis Mazars to make reference thereto in their report; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, other than the material weakness in internal control over financial reporting related to the proper design and implementation of certain controls over financial reporting related to the income tax provision and management’s review of the income tax provision, as disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The audit report of Forvis Mazars on the Company’s consolidated financial statements as of and for the year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided Forvis Mazars with a copy of the foregoing disclosures and requested that Forvis Mazars furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of the letter furnished pursuant to that request is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)     Engagement of New Independent Registered Public Accounting Firm

Following the review and evaluation of proposals from participating firms, on May 28, 2025, the Committee approved the appointment of Cherry Bekaert LLP (“CB”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, effective as of June 1, 2025, pending completion of CB’s customary client acceptance procedures.

During the fiscal years ended December 31, 2024 and 2023, and during the subsequent interim period through May 28, 2025, neither the Company nor anyone on its behalf has consulted with CB regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that CB concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Forvis Mazars, LLP to the Securities and Exchange Commission, dated June 3, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES CORPORATION

Date: June 3, 2025	By:	/s/ Scott A. Malmanger
Scott A. Malmanger
Chief Financial Officer